Exhibit 99.1

Multi Packaging Solutions Announces Fourth Quarter Results

Strong cash flow provides for additional repayment of $20 million of debt in quarter

New York, NY, August 22, 2016 – Multi Packaging Solutions International Limited (NYSE: MPSX), (“MPS” or the “Company”), a global leader in value-added print and packaging solutions for the branded consumer, healthcare, and multi-media markets, today announced results for 4Q and  Fiscal Year 2016.

4Q FY 2016 vs 4Q FY 2015:

•GAAP sales of $373.8 million vs $402.5  million

•    Negative foreign exchange impact of $6.0 million

•GAAP operating income of $10.3 million vs $9.5 million

•GAAP net loss attributable to MPS of $6.7 million vs $4.9 million

•GAAP net loss attributable to MPS of $0.09 per share vs $0.08 per share

•Non GAAP net income attributable to MPS of $2.2 million vs $5.1 million

•Non GAAP net income attributable to MPS per share of $0.03 vs $0.08

•Adjusted EBITDA of $49.4 million vs $54.0 million

•    Negative foreign exchange impact of $0.2 million

•Adjusted EBITDA margin of 13.2% vs 13.4%

•Early debt repayment of $20.0 million in June 2016

FY 2016 vs FY 2015:

•GAAP sales of $1.66 billion vs $1.62 billion

•    Negative foreign exchange impact of $77.2 million

•GAAP operating income of $84.1 million vs $71.0 million

•GAAP net income attributable to MPS of $2.1 million vs $6.5 million

•GAAP net income attributable to MPS of $0.03 per share vs $0.10 per share

•Non GAAP net income attributable to MPS of $48.0 million vs $21.7 million

•Non GAAP net income attributable to MPS of $0.66 per share vs $0.35  per share

•Adjusted EBITDA of $254.3 million vs $231.0 million.

•    Negative foreign exchange impact of $12.4 million

•Adjusted EBITDA margin of 15.3% vs 14.3%.

•Early debt repayments totaling $60.0 million in 2016, excluding debt repayments from the IPO proceeds

Marc Shore, Chief Executive Officer, commented, “We had a very successful 2016, notwithstanding some significant challenges.  EBITDA was a record $254.3 million despite a negative foreign exchange impact of $12.4 million.  EBITDA margin grew by 100 basis points over the prior year to 15.3%.  The business also generated approximately $109 million of free cash flow which allowed us to make early debt repayments of $60 million.  In addition to the challenges of foreign exchange, we were disappointed with top-line sales.  This was due to the fact that a number of our core customers’ businesses are below expectations in the current fiscal year.

As we enter fiscal 2017, we are enthusiastic about our prospects. Our facility improvement plan is gaining traction and other measures that we have taken to enhance profitability are also being implemented.  The company also remains committed to sourcing strategic and accretive acquisitions and there are several opportunities in the pipeline.  However, foreign exchange will continue to be a significant negative impact in fiscal 2017.   The Brexit vote has resulted in a meaningful devaluation of the GBP and this will again impact both sales and EBITDA.”

Discussion of Fourth Quarter and Fiscal Year 2016 Results

GAAP net sales for 4Q FY 2016 and fiscal year 2016 were $373.8 million and $1,661.4 million vs net sales for 4Q FY 2015 and fiscal year 2015 of $402.5 million and $1,617.6 million.  4Q FY 2016 and fiscal year 2016 include negative foreign exchange effects of $6.0 million and $77.2 million when compared to the prior period.  On an end market basis, Consumer, Healthcare and Media comprised 48.4%, 44.3% and 7.3% of total net sales in 4Q FY 2016 respectively, and 50.6%, 38.5% and 10.9% of total net sales for the fiscal year ended 2016, respectively.

Net sales in the quarter and for the year to date period were impacted principally due to the foreign exchange effects noted above, as well as a decline in non-toy media sales compared to the prior year ($4.8 million and $36.8 million, respectively), the decline in sales of a Disney toy project where Disney has exited the business ($10.4 million and $30.8 million, respectively), and the decline in UK tobacco sales due to UK tobacco legislation ($3.3 million and $14.2 million, respectively).  The effect of the year over year Disney toy project and the UK tobacco decline is winding down and expected to impact year over year comparisons in 2017 by approximately $11.0 million and $5.9 million, respectively.

For the full fiscal year, gross margins continue to improve.  Gross margin for the quarter and for the year to date period were 19.4% and 21.3% respectively, vs 20.6% and 20.5% in the corresponding prior year periods.   Included in the 19.4% margin is approximately 170 basis points representing restructuring and plant closure costs. The improvement is principally due to the Company’s operational focus on plant manufacturing metrics, previously announced and achieved acquisition synergy targets, and appropriate cost savings capital investments.

GAAP operating income for 4Q FY 2016 was $10.3 million, vs $9.5 million for 4Q 2015.  GAAP operating income for fiscal 2016 was $84.1 million vs $71.0 million for fiscal 2015.  Included in the current fiscal period is approximately $27.0 million of stock compensation recorded in connection with the vesting of shares from the Company’s initial public offering.  Excluding this charge, operating income for fiscal 2016 would have been $111.1 million, an increase of $40.1 million or approximately 230 basis points when compared to the same period in the prior year.

GAAP net loss attributable to MPS for 4Q FY 2016 was $6.7 million as compared to $4.9 million for 4Q FY 2015.  GAAP net income attributable to MPS for the Fiscal Years 2016 and 2015 were $2.1 million and $6.5 million respectively. GAAP net income in 4Q FY 2016 and Fiscal Year 2016 include negative foreign exchange effects of $0.2 million and $12.4 million. In addition, GAAP net income for YTD 2016 includes the previously mentioned stock compensation expense.

Non GAAP net income attributable to MPS for 4Q FY 2016 and fiscal year 2016 were $2.2 million and $48.0 million vs non GAAP net income attributable to MPS for 4Q FY 2015 and fiscal year 2015 of $5.1 million and $21.7 million.  Adjustments to non GAAP net income are principally net of tax adjustments related to stock compensation expense, restructuring charges associated with plant closures, foreign exchange, expenses associated with acquisition transactions and debt extinguishment related costs.

Adjusted EBITDA for 4Q FY 2016 was $49.4 million (13.2%) vs. $54.0 million (13.4%)  in 4Q FY 2015.  Adjusted EBITDA for the fiscal year 2016 was $254.3 million (15.3%) vs. $231.0 million (14.3%) in fiscal year 2015.  Adjusted EBITDA margin was driven by the Company’s operational focus on plant manufacturing metrics, previously announced and achieved acquisition synergy targets, and appropriate cost savings capital investments.

Cash balances as of June 30, 2016 were $44.8 million. There were no amounts outstanding under our revolving credit facility.  Total debt net of cash was $863.1 million including deferred finance fees and debt discount of $16.1 million. At June 30, 2016, trailing twelve months acquisition adjusted pro forma EBITDA was $255.2 million, and the pro forma leverage ratio was 3.46.

Fourth Quarter and Full Year 2016 Earnings Conference Call and Webcast

The Company will host a conference call on August 22, 2016 at 4:30pm ET, which can be accessed by dialing 877-705-6003 (domestic) or 201-493-6725 (international).  Supplemental materials for today’s call can also be found on the investor relations portion of the Company’s website

The  Company will also host a live webcast of its conference call which may be accessed on the Investor Relations section of the Company's website at multipkg.com. A replay will be available approximately three hours after the call, through August 29, 2016, accessible by dialing 877-870-5176 (domestic), or 858-384-5517 (international). The passcode for the replay is 13642269.

Non GAAP Financial Measures

The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted Net Income, Adjusted Operating Income, Adjusted EBITDA, Free Cash Flow and Free Cash Flow Yield.  Management uses these non GAAP financial measures in the analysis of financial and operating performance because they assist in the evaluation of underlying trends in our business.  Our use of the terms Adjusted Net Income, Adjusted Operating Income, and Adjusted EBITDA, Free Cash Flow and Free Cash Flow Yield may differ from that of others in our industry. These items should not be considered as alternatives to net income (loss), operating income (loss), or any other performance measures prepared in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Adjusted Net Income, Adjusted Operating Income, and Adjusted EBITDA have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

About Multi Packaging Solutions

Multi Packaging Solutions is a leading global provider of value-added packaging solutions to a diverse customer base across the healthcare, consumer and multi-media markets.  MPS provides its customers with an extensive array of print-based specialty packaging solutions, including premium folding cartons, inserts, labels and rigid packaging across a variety of substrates and finishes. MPS has manufacturing locations across North America, Europe and Asia.

Cautionary Statement Concerning Forward-Looking Statements

This release contains certain forward-looking statements regarding MPS and its subsidiaries. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of MPS’ control that may cause its business, industry, strategy, financing activities or actual results to differ materially. MPS undertakes no obligation to update or revise any of the forward looking statements contained herein, whether as a result of new information, future events or otherwise.

Contact:

Multi Packaging Solutions

Richard Zubek, Investor Relations

646-885-0005

ir@multipkg.com

Source: Multi Packaging Solutions International Limited

MPSX-IR

Multi Packaging Solutions International Limited And Subsidiaries

Consolidated Balance Sheets

(in thousands, except share amounts)

	June 30,	June 30,
	2016	2015
Current assets
Cash and cash equivalents	$44,769	$55,675
Accounts receivable, net	237,179	240,110
Inventories	165,617	171,836
Prepaid expenses and other current assets	30,742	26,892
Total current assets	478,307	494,513

Property, plant and equipment
Land	52,093	58,316
Buildings and improvements	65,827	58,368
Machinery and equipment	393,206	373,639
Furniture and fixtures	15,580	13,056
Construction in progress	12,689	12,255
Total	539,395	515,634
Less: Accumulated depreciation	(155,700)	(86,691)
Total property, plant and equipment, net	383,695	428,943

Other assets
Intangible assets, net	340,858	419,733
Goodwill	464,714	474,901
Deferred income taxes	7,210	16,451
Other assets	32,806	36,702
Total assets	$1,707,590	$1,871,243

Current liabilities
Accounts payable	$171,935	$176,431
Payroll and benefits	36,977	51,606
Other current liabilities	40,892	46,097
Short-term foreign borrowings	—	3,488
Current portion of long-term debt	7,307	10,964
Income taxes payable	4,489	6,022
Total current liabilities	261,600	294,608

Long-term debt, less current portion	900,516	1,169,626
Deferred income taxes	72,625	86,490
Other long-term liabilities	29,955	31,829
Total liabilities	1,264,696	1,582,553

Shareholders’ equity
Authorized share capital – $1.00 par value, 1,000,000,000 shares authorized
Preference shares – no shares issued	—	—
Common shares – 77,452,946 and 61,939,432 issued and outstanding	77,453	61,939
Additional paid-in capital	469,698	278,695
Accumulated deficit	(43,233)	(45,365)
Accumulated other comprehensive loss	(63,290)	(13,287)
Total Multi Packaging Solutions International Limited shareholders’ equity	440,628	281,982
Noncontrolling interest	2,266	6,708
Total shareholders’ equity	442,894	288,690
Total liabilities and shareholders’ equity	$1,707,590	$1,871,243

Multi Packaging Solutions International Limited And Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net sales	$373,836	$402,524	$1,661,428	$1,617,640

Cost of goods sold	301,241	319,604	1,307,020	1,285,673
Gross profit	72,595	82,920	354,408	331,967

Selling, general and administrative expenses
Selling, general and administrative expenses	61,557	61,586	239,706	241,638
Stock based and deferred compensation expense	(295)	4,319	26,769	5,722
Transaction related expenses	1,053	7,532	3,838	13,630
Total selling, general and administrative expenses	62,315	73,437	270,313	260,990

Operating income (loss)	10,280	9,483	84,095	70,977

Other (expense) income, net	(1,606)	(18)	(6,403)	10,625
Debt extinguishment charges	(36)	(1,019)	(3,967)	(1,019)
Interest expense	(14,902)	(21,395)	(64,543)	(75,437)
Total other expense, net	(16,544)	(22,432)	(74,913)	(65,831)

Income (loss) before income taxes	(6,264)	(12,949)	9,182	5,146

Income tax (expense) benefit	(1,102)	8,092	(7,855)	1,880

Consolidated net income (loss)	(7,366)	(4,857)	1,327	7,026

Net (income) loss attributable to noncontrolling interest	625	(2)	805	(527)

Net income (loss) attributable to common shareholders of Multi Packaging Solutions International Limited	$(6,741)	$(4,859)	$2,132	$6,499

Net income (loss) attributable to common shareholders of Multi Packaging Solutions International Limited per share:
Basic	$(0.09)	$(0.08)	$0.03	$0.10
Diluted	$(0.09)	$(0.08)	$0.03	$0.10

Weighted-average number of common shares outstanding:
Basic	77,453	61,939	72,661	61,939
Diluted	77,453	61,939	72,661	61,939

Other comprehensive income (loss)
Cumulative foreign currency translation adjustment	$(21,607)	$14,018	$(44,371)	$(38,813)
Adjustment on available-for-sale securities	(72)	(108)	17	6
Pension adjustments	(3,550)	13,570	(5,637)	12,780
Total other comprehensive (loss) income	(25,229)	27,480	(49,991)	(26,027)

Comprehensive loss	(32,595)	22,623	(48,664)	(19,001)
Comprehensive loss (income) attributable to non-controlling interests	625	(151)	805	(151)
Comprehensive loss attributable to shareholders of Multi Packaging Solutions International Limited	$(31,970)	$22,472	$(47,859)	$(19,152)

Multi Packaging Solutions International Limited And Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
Operating Activities
Net income	$(7,366)	$(4,857)	$1,327	$7,026
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by operating activities:
Depreciation expense	17,858	19,950	73,683	78,035
Amortization expense	13,652	13,768	55,317	53,668
Amortization of debt discount and deferred financing fees	959	1,103	4,061	4,453
Debt extinguishment charges	36	1,019	3,967	1,019
Deferred income taxes	4,036	(4,070)	(460)	(9,477)
Stock compensation	10	4,178	26,054	5,159
Unrealized foreign currency loss (gain)	242	(8,490)	3,060	(11,355)
Impairment charges	2,026	—	2,026	—
Other	1,268	3,657	3,105	4,077
Change in assets and liabilities:
Accounts receivable	10,350	26,577	(1,537)	13,615
Inventories	(9,324)	(10,315)	(4,093)	3,021
Prepaid expenses and other current assets	(3,893)	5,273	(3,538)	1,137
Other assets	(3,834)	(15,059)	(11,035)	(10,246)
Accounts payable	14,842	21,720	1,347	(17,775)
Payroll and benefits	80	5,641	(13,030)	3,530
Other current liabilities	4,013	(11,235)	(5,997)	(4,239)
Income taxes payable	(1,048)	(4,288)	1,157	2,653
Other long-term liabilities	(152)	(1,176)	(2,742)	(15,684)
Net cash and cash equivalents provided by operating activities	43,755	43,396	132,672	108,617

Investing Activities
Additions to property, plant and equipment	(22,235)	(21,857)	(58,954)	(59,535)
Additions to intangible assets	(32)	(31)	(297)	(207)
Proceeds from sale of assets	1,610	945	4,226	6,907
Acquisitions of businesses, net of cash acquired	—	514	(10,685)	(137,269)
Net cash and cash equivalents used in investing activities	(20,657)	(20,429)	(65,710)	(190,104)

Financing Activities
Proceeds from initial public offering	—	—	186,424	—
Payments of offering costs	—	—	(7,024)	—
Proceeds from issuance of long-term debt	—	(3,195)	—	133,650
Proceeds from short-term borrowings	3,126	22,607	47,628	171,456
Payments on short-term borrowings	(7,352)	(23,048)	(51,107)	(174,442)
Payments on long-term debt	(19,574)	(3,224)	(255,201)	(15,816)
Debt issuance costs	—	(61)	—	(5,020)
Net cash and cash equivalents (used in) provided by financing activities	(23,800)	(6,921)	(79,280)	109,828

Effect of exchange rate changes on cash and cash equivalents	(1,080)	474	1,412	(199)
(Decrease) increase in cash and cash equivalents	(1,782)	16,520	(10,906)	28,142
Cash and cash equivalents—beginning	46,551	39,155	55,675	27,533
Cash and cash equivalents—ending	$44,769	$55,675	$44,769	$55,675

Multi Packaging Solutions International Limited And Subsidiaries

Reconciliation of Non‐GAAP Results

Adjusted EBITDA, Adjusted Operating Income and Adjusted Net Income

Non-GAAP Adjusted EBITDA	For the Three Months Ended		For the Fiscal Year Ended
	June 30,		June 30,
(amounts in thousands)	2016	2015	2016	2015
Consolidated net income	$(7,366)	$(4,857)	$1,327	$7,026
Depreciation and amortization	31,510	33,718	129,000	131,703
Interest expense	14,902	21,395	64,543	75,437
Income tax expense	1,102	(8,092)	7,855	(1,880)
EBITDA	40,148	42,164	202,725	212,286

Adjustments related to operating income
Transaction related expenses	1,053	7,532	3,838	13,630
Stock based and deferred compensation expenses	(296)	4,319	26,768	5,722
Purchase accounting adjustments	88	1,070	966	3,094
Restructuring related costs	6,415	929	10,684	6,419
Loss on sale of fixed assets	812	(61)	1,410	584
Other adjustments to operating income	(512)	(3,152)	(2,691)	(1,928)
Adjustments related to operating income (A)	7,560	10,637	40,975	27,521

Adjustments related to non-operating income
Foreign currency (gains) losses	1,333	1,664	5,183	(12,171)
Debt extinguishment charges	37	1,019	3,968	1,019
Other adjustments to non-operating income	272	(1,470)	1,452	2,307
Adjustments related to non-operating income	1,642	1,213	10,603	(8,845)

Total adjustments (B)	9,202	11,850	51,578	18,676

Adjusted EBITDA	$49,350	$54,014	$254,303	$230,962

Pre-acquisition Adjusted EBITDA	—	613	851	16,172
Proforma Adjusted EBITDA	$49,350	$54,627	$255,154	$247,134

Non-GAAP Adjusted Operating Income	For the Three Months Ended		For the Fiscal Year Ended
	June 30,		June 30,
(amounts in thousands)	2016	2015	2016	2015
Operating income	$10,280	$9,483	$84,095	$70,977
Adjustments related to operating income (A)	7,560	10,637	40,975	27,521
Adjusted operating income	$17,840	$20,120	$125,070	$98,498

Non-GAAP Adjusted Net Income	For the Three Months Ended		For the Fiscal Year Ended
	June 30,		June 30,
(amounts in thousands, except per share data)	2016	2015	2016	2015
Consolidated net income	$(7,366)	$(4,857)	$1,327	$7,026
Adjustments related to net income (B)	9,202	11,850	51,578	18,676
Tax impact of adjusting entries	(268)	(1,862)	(5,713)	(3,496)
Adjusted net income	1,568	5,131	47,192	22,206

Net (income) loss attributable to noncontrolling interest	625	(2)	805	(527)
Adjusted net income attributable to shareholders of Multi Packaging Solutions International Limited	$2,193	$5,129	$47,997	$21,679

Weighted average number of common shares outstanding – diluted	77,453	61,939	72,661	61,939

Adjusted net income per share	$0.03	$0.08	$0.66	$0.35

Multi Packaging Solutions International Limited And Subsidiaries

Net Sales by Segment and Market

	For the Three Months Ended		For the Fiscal Year Ended
	June 30,		June 30,
(amounts in thousands)	2016	2015	2016	2015
North America
Consumer	$74,547	$85,029	$330,060	$306,758
Healthcare	75,088	72,406	294,977	277,832
Multi-Media	23,975	38,312	159,416	153,298
	$173,610	$195,747	$784,453	$737,888

Europe
Consumer	$91,500	$102,632	$441,891	$469,136
Healthcare	84,453	79,791	323,055	346,777
Multi-Media	3,168	683	21,051	4,478
	$179,121	$183,106	$785,997	$820,391

Asia
Consumer	$14,902	$19,512	$68,662	$39,988
Healthcare	6,203	4,159	22,316	19,373
	$21,105	$23,671	$90,978	$59,361

Total	$373,836	$402,524	$1,661,428	$1,617,640

Multi Packaging Solutions International Limited And Subsidiaries

Free Cash Flow Reconciliation

	For the Fiscal Year Ended
	June 30,
	2016	2015
(amounts in thousands, except percentages)
Adjusted EBITDA	$254,303	$230,962
Less: Capital Expenditures	(58,954)	(59,535)
Less: Cash Interest	(60,482)	(70,609)
Less: Cash Taxes	(12,596)	(6,158)
Less: Change in Core Working Capital (1)	(4,283)	(1,139)
Less: Pension Payments (2)	(8,880)	(9,420)
Free Cash Flow	$109,108	$84,101

Market Capitalization (3)	$1,123,068	$1,123,068

Free Cash Flow Yield (4)	9.7%	7.5%

(1)	Represents the impact of total cash flows associated with the change in accounts receivable, inventory and accounts payable, as per the Consolidated Statements of Cash Flows
(2)	Represents cash payments made for the Field Group Pension Plan in the United Kingdom
(3)	Represents estimated market capitalization using total shares outstanding as of June 30, 2016 (77,452,946) times estimated market price of MPSX shares ($14.50 per share)
(4)	Represents Free Cash Flow divided by Market Capitalization